As filed with the Securities and Exchange Commission on March 8, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SERES THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-4326290
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

200 Sidney Street

Cambridge, MA 02139

(Address of Principal Executive Offices) (Zip Code)

Seres Therapeutics, Inc. 2015 Incentive Award Plan

Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan

(Full Title of the Plan)

Roger J. Pomerantz, M.D.

President and Chief Executive Officer

Seres Therapeutics, Inc.

200 Sidney Street

Cambridge, MA 02139

(Name and Address of Agent for Service)

(617) 945-9626

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Peter N. Handrinos, Esq.

Latham & Watkins LLP

200 Clarendon Street

Boston, MA 02116

(617) 948-6060

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	800,000 shares(2)	$9.50(3)	$30,735,989	$3,827
Common Stock, par value $0.001 per share	3,237,071 shares(4)	$9.50(3)	$7,596,000	$946

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued under the Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan (“ESPP”) and the Seres Therapeutics, Inc. 2015 Incentive Award Plan (the “Incentive Plan”) to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of 800,000 shares of Common Stock that may become issuable under the ESPP pursuant to its terms.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 1, 2018.
(4)	Consists of 3,237,071 shares of Common Stock that may become issuable under the Incentive Plan pursuant to its terms.

PART I

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 800,000 shares of the common stock of Seres Therapeutics, Inc. (the “Registrant”) to be issued pursuant to the ESPP and an additional 3,237,071 shares of the Registrant’s common stock to be issued pursuant to the Incentive Plan. A Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8

Except as set forth below, the contents of the Registration Statements on Form S-8 (File Nos. 333-205253 and 333-210171) filed with the Securities and Exchange Commission, relating to the ESPP and Incentive Plan, are incorporated by reference herein.

Item 8.	Exhibits.

Number	Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37456) filed on July 1, 2015)

4.2	Amended and Restated By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37456) filed on July 1, 2015)

5.1+	Opinion of Latham & Watkins LLP, counsel to the Registrant

23.1+	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2+	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

24.1+	Power of attorney (included on signature pages below)

99.1	Seres Therapeutics, Inc. 2015 Incentive Award Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-204484) filed on May 27, 2015)

99.2	Seres Therapeutics, Inc. 2015 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (Reg. No. 333-204484) filed on May 27, 2015)

+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 8th day of March, 2018.

SERES THERAPEUTICS, INC.

By:	/s/ Roger J. Pomerantz
Roger J. Pomerantz, M.D. President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Seres Therapeutics, Inc. (the “Company”), hereby severally constitute and appoint the Chief Executive Officer of the Company, who is currently Roger J. Pomerantz, M.D., the Chief Operating and Financial Officer of the Company, who is currently Eric D. Shaff, and the Chief Legal Officer of the Company, who is currently Thomas J. DesRosier, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger J. Pomerantz Roger J. Pomerantz, M.D.	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	March 8, 2018

/s/ Eric D. Shaff Eric D. Shaff	Chief Operating and Financial Officer (Principal Financial and Accounting Officer)	March 8, 2018

/s/ Noubar B. Afeyan Noubar B. Afeyan, Ph.D.	Director	March 8, 2018

/s/ Dennis A. Ausiello Dennis A. Ausiello, M.D.	Director	March 8, 2018

/s/ Grégory Behar Grégory Behar	Director	March 8, 2018

/s/ Willard H. Dere Willard H. Dere, M.D.	Director	March 8, 2018

/s/ Kurt C. Graves Kurt C. Graves	Director	March 8, 2018

/s/ Richard N. Kender Richard N. Kender	Director	March 8, 2018

/s/ Lorence H. Kim Lorence H. Kim, M.D.	Director	March 8, 2018